Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C.
Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002
In connection with the Amendment No. 2 to Annual Report of ADVENTRX Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Evan M. Levine, Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
(i) the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 24, 2007

/s/ Evan M. Levine
Evan M. Levine
Chief Executive Officer

In connection with the Amendment No. 2 to Annual Report of ADVENTRX Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory P. Hanson, Senior Vice President, Chief Financial Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
(i) the fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 24, 2007
/s/ Gregory P. Hanson
Gregory P. Hanson, CMA
Senior Vice President, Chief Financial Officer